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                                                                       EXHIBIT 5
                                                                       ---------

                      [LETTERHEAD OF DILWORTH PAXSON LLP]

DIRECT DIAL NUMBER:
(215) 575-7000


                                March 10, 2000



Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, MD 20852


  Re:  Manugistics Group, Inc. 1998 Stock Option Plan
       of Manugistics Group, Inc. and Executive Stock
       Option Grants - Registration Statement on Form S-8
       ----------------------------------------------------

Ladies and Gentlemen:

        As counsel for Manugistics Group, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to 6,730,000 shares of the Company's Common Stock, par value $.002 per share (the "Shares"), which may be issued, as follows: (i) 3,000,000 Shares -- pursuant to the 1998 Stock Option Plan of Manugistics Group, Inc., as amended in July 1999 (the "SOP"); and (ii) up to 3,730,000 Shares --pursuant to employee stock options granted in 1999 pursuant to employment agreements entered into with three executive officers of the Company, but not under the SOP (the "Non-SOP Options"), which are or may become issuable upon exercise of options granted or which may be granted upon satisfaction of certain performance conditions. The number of shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the SOP.

        The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the
"Act"), on or about March 10, 2000. (Said Registration Statement on Form S-8, as it will initially be filed, is referred to hereinafter as the "Registration Statement.")
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Dilworth Paxson LLP                                                       Page 2
To:  Manugistics Group, Inc.

        The Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-8 No. 333-62993 relating to certain shares of Common Stock issued or issuable under the SOP. (This Registration Statement is referred to below as the "Incorporated Registration Statement.")
We understand that the Incorporated Registration Statement remains in full force and effect.

        In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the various resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the SOP and authorizing the reservation for issuance of an additional 3,000,000 shares of the Company's Common Stock pursuant to the SOP; (iii) the resolutions and related minutes of the Company's Board of Directors authorizing the grant of the Non-SOP Options and the reservation for issuance of up to 3,790,000 shares of the Company's Common Stock pursuant to said stock options; (iv) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (v) the Registration Statement (including the Incorporated Registration Statement); and (vi) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

        In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the respective terms of the SOP (including the terms and conditions of options granted thereunder) or the Non-SOP Options, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

        We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the
Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.
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Dilworth Paxson LLP                                                       Page 3
To:  Manugistics Group, Inc.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                                Very truly yours,

                                                /s/ Dilworth Paxson LLP

                                                DILWORTH PAXSON LLP



cc:  Tim Smith, Senior Vice President,
      General Counsel and Secretary
      Manugistics Group, Inc.